As filed with the Securities and Exchange Commission on March 2, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________________

Allot Communications Ltd.
(Exact Name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22 Hanagar Street, Neve Ne’eman Industrial Zone B, Hod-Hasharon 45240, Israel	Not Applicable
(Address of principal executive offices)	(Zip Code)
______________________

2006 Incentive Compensation Plan
(Full title of the Plan)
______________________

Allot Communications, Inc.
300 TradeCenter, Suite 4680
Woburn, MA 01801-7422
(781) 939-9300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York Tel: (212) 819-8200 Fax: (212) 354-8113	Doron Faibish, Adv. General Counsel & Corporate Secretary Allot Communications Ltd. 22 Hanagar Street Hod-Hasharon 45240 Israel Tel: +972 (9) 762-8419 Fax: +972 (9) 744-3626

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value NIS0.10 per share	494,298	$4.05(2)	$2,001,907	$143

(1)
This Registration Statement covers the aggregate number of ordinary shares which may be sold upon the exercise of options which may be granted under the 2006 Incentive Compensation Plan.  Pursuant to Rule 416, this Registration Statement shall also be deemed to cover an indeterminate number of additional ordinary shares in the event the number of outstanding shares of Allot Communications Ltd. is increased by stock split, stock divided and/or similar transactions.

(2)
Pursuant to Rule 457(c) and (h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of the average of the high and low prices ($4.11 and $4.00) of the Registrant’s ordinary shares as quoted on The NASDAQ Global Market on March 1, 2010.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for Allot Communications Ltd. (the “Registrant”) to register an additional 494,298 Ordinary Shares for issuance under the 2006 Compensation Incentive Plan.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-140701), filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2007, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2008 (File No. 001-33129), filed with the SEC on May 7, 2009; and

(b)	the description of the Registrant’s ordinary shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-33129) filed with the SEC on November 3, 2006.

Item 8.                                Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hod Hasharon, Israel on March 2, 2010.

ALLOT COMMUNICATIONS LTD.

By:	/s/ Rami Hadar
Name: Rami Hadar
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Allot Communications Ltd., a company organized under the laws of the State of Israel, do hereby constitute and appoint Rami Hadar and Doron Arazi, and each of them severally, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

/s/ Rami Hadar Rami Hadar	Director, Chief Executive Officer and President (Principal Executive Officer)	March 2, 2010

/s/ Doron Arazi Doron Arazi	Chief Financial Officer (Principal Financial Officer)	March 2, 2010

/s/ Shraga Katz Shraga Katz	Chairman of the Board of Directors	March 2, 2010

/s/ Yigal Jacoby Yigal Jacoby	Director	March 2, 2010

/s/ Nurit Benjamini Nurit Benjamini	Director	March 2, 2010

/s/ Shai Saul Shai Saul	Director	March 2, 2010

/s/ Steven D. Levy Steven D. Levy	Director	March 2, 2010

/s/ Dr. Eyal Kishon Dr. Eyal Kishon	Director	March 2, 2010
ALLOT COMMUNICATIONS, INC. By: /s/ Rami Hadar Name: Rami Hadar Title: Director, Allot Communications, Inc.	United States Representative	March 2, 2010

EXHIBITS

Number	Description

5.1	Opinion of Ori Rosen & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent).

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Ori Rosen & Co., Israeli counsel to the Registrant (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature page to this Registration Statement).

99.1	2006 Incentive Compensation Plan (1).
__________________________
(1)	Previously filled with the Securities and Exchange Commission on May 7, 2009 as Exhibit 4.10 to the Company’s Form 20-F for the year ended December 31, 2008 and incorporated by reference herein.